MEREDITH, CARDOZO, LANZ & CHIU LLP
                         Certified Public Accountants
                       97 South Second Street, Suite 100
                          San Jose, California 95113
                                (408) 278-0220


                      CONSENT OF INDEPENDENT AUDITORS


We consent to the references to our firm in Post-Effective Amendment No. 2 to the Registration Statement on Form N-1A of Berkshire Capital Investment Trust comprising the Berkshire Capital Growth & Value Fund and to the use of our report dated January 21, 1998 on the financial statements and financial highlights. Such financial statements and financial highlights are incorporated by reference in the Statement of Additional Information, which is a part of such Registration Statement.


/s/ Meredith, Cardozo, Lanz & Chiu LLP
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MEREDITH, CARDOZO, LANZ & CHIU LLP

San Jose, California
November 2, 1998